Exhibit 4.2

THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

dated as of November 20, 2012

among

AZUL S.A.

and

THE SHAREHOLDERS NAMED HEREIN

-i-

EXHIBITS

Exhibit A	-	Form of Joinder Agreement
Exhibit B	-	Form of Spousal Consent

-ii-

THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Third Amended and Restated Shareholders Agreement dated as of November 20, 2012 (this “Agreement”) is among Azul S.A., a Brazilian corporation (sociedade anônima) f/k/a Saleb II Participações S.A. (the “Company”), and each of the Company’s shareholders (the “Shareholders”). Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in Section 1.1.

The Founders own Common Shares, Founder Preferred Shares and Investor Preferred Shares and the Original Investors, the Second Round Investors and the Third Round Investors own Investor Preferred Shares.

Immediately prior to the execution and delivery of this Agreement, the Founders and the Investors (the “Existing Shareholders” ) were the only holders of the Equity Securities.

On August 28, 2009, the Company and the Existing Shareholders entered into the Second Amended and Restated Shareholders Agreement, as amended by the First Amendment, dated December 11, 2009, as amended (the “Second Amended and Restated Shareholders Agreement” ).

On May 25, 2012 the Company entered into an Investment Agreement (the “Investment Agreement”) with Trip Linhas Aéreas S.A., a Brazilian corporation (sociedade anônima) (“TRIP”), pursuant to which, among other things, the TRIP Shareholders will upon the issuance to them of Equity Securities pursuant to the Investment Agreement become shareholders of the Company. As set forth in Article X, this Agreement shall only be effective upon the issuance to the TRIP Shareholders of Equity Securities pursuant to the Investment Agreement. At all times prior to the issuance to the TRIP Shareholders of Equity Securities pursuant to the Investment Agreement, the Second Amended and Restated Shareholders Agreement, as it may be amended from time to time, shall be in full force and effect.

The Company, the Existing Shareholders and TRIP Shareholders desire to promote their mutual interests by amending and restating the Second Amended and Restated Shareholders Agreement (with such amendment and restatement to be effective upon the consummation of the closing of the transactions contemplated by the Investment Agreement as contemplated by Article X) in order to, among other things, impose certain limitations on the transfer of the Equity Securities now owned by them and that may be acquired by any Shareholder at any time or from time to time after the date of this Agreement, whether by subscription or grant directly from the Company, by purchase from a third party, or pursuant to the exercise of any option, all upon the terms and conditions set forth below.

The Company and the Shareholders desire to cause each Person who shall from time to time after such date become a holder of the Equity Securities to execute and deliver a Joinder Agreement, thereby becoming a party to this Agreement as a Shareholder.

In consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINED TERMS; RULES OF CONSTRUCTION

Section 1.1 DEFINED TERMS. Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below:

“ADS” means an American Depositary Share, which shall be evidenced by an American Depositary Receipt.

“Adverse Tax Law Changes” means changes to U.S. or Brazilian tax laws that would result in adverse tax consequences to the Company or any of its Subsidiaries or the relevant LLC in connection with any purchase by the Company of the membership interests of a LLC pursuant to Section 4.2(a) or Section 5.3(a).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly through one or more intermediaries, of the ownership of more than 50% of the voting stock of a Person, or the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Board” means the Company’s board of directors.

“BR$” means the lawful currency of Brazil.

“Brazilian GAAP” means generally accepted accounting principles in Brazil.

“Business” means operation of an airline (including, without limitation, the provision of air transportation of passengers, cargo and mail, the ownership and leasing of aircraft and other assets relating thereto and the marketing of such airline) and all activities that are in any way in connection therewith or in any way related or incidental thereto.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are authorized or required to be closed in New York, NY, USA, São Paulo, SP, Brazil or Barueri, SP, Brazil.

“By-laws” means the Company’s by-laws, as amended from time to time.

“Common Shares” means the Company’s common shares Class A.

“Corporation Law” means Brazilian Law no. 6,404 of December 15, 1976, as amended from time to time.

“Equity Securities” means: (a) the Common Shares, the Preferred Shares and all other equity securities of the Company that may now or at any time in the future be authorized, issued and outstanding; and (b) all securities that may now or at any time in the future be exercisable or exchangeable for, or convertible into, Common Shares, Preferred Shares or any other equity securities of the Company.

“Family”, as applied to any individual, means: (a) the Relatives of such individual; and (b) the estate of such individual.

“First Amended and Restated Shareholders Agreement” means the Amended and Restated Shareholders Agreement dated as of September 9, 2008 among the Company and the Persons named therein as “Shareholders.”

“Founder Preferred Shares” means the Company’s preferred shares Class A.

“Founders” means: (a) David Neeleman, Gianfranco Zioni Beting, Regis Da Silva Brito, Gerald B. Lee, Thomas Eugene Kelly, Tom Anderson, Carol Elizabeth Archer, Cindy England, Robert C. Land, Robert Milton, Mark Neeleman, Marlon Ramirez, John Rodgerson, Maximilian Urbahn, Joel Peterson, John Daly, Amir Nasruddin, Jason Ward, Miguel Dau and João Carlos Fernandes; (b) any LLC that is wholly-owned by any of the foregoing individuals; and (c) any Permitted Transferee of any of the foregoing Persons.

“Freely Tradeable Securities” means securities that have been registered under the Securities Act or may be re-sold without restriction under Rule 144 under the Securities Act.

“Governmental Authority” means any United States, Brazilian or other government or political subdivision or quasi-governmental authority thereof, whether on a federal, national, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, entity, body, authority, board, bureau, commission, court, tribunal, department, commission or other instrumentality thereof and, if relevant or appropriate, in any other country.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Independent Director” means a director who (a) other than in connection with his or her service as a director of the Company or his or her ownership of Equity Securities, has no relationship with the Company or TRIP or either of their Affiliates; (b) (i) is not a controlling shareholder of the Company or TRIP or a Relative of the Controlling Shareholder of the Company or TRIP up to the second degree of the director, or (ii) is not and has not been, in the last three years, an employee of any company or entity related to the controlling shareholder of the Company or TRIP (except for persons related to public schools and/or research institutions); (c) has not been, in the last three years, an employee or officer of the Company, TRIP or either of their Affiliates, or an employee or officer of the controlling shareholder of the Company or any entity controlled by the Company or TRIP; (d) is not a supplier or buyer, whether direct or indirect, of the services and/or products of either the Company or TRIP to an extent that is reasonably expected to jeopardize the independence thereof; (e) is not an employee, officer or director of any company or entity that offers or demands services and/or products to/from the Company or TRIP; (f) is not the Relative of any officer or director of the Company or TRIP; and (g) does not receive any other compensation from the Company or TRIP, other than that related to his or her service as a director of the Company and for revenues arising out of Equity Securities owned by such director).

“Investor Preferred Shares” means the Company’s preferred shares Class B.

“Investors” means the Original Investors, the Second Round Investors and the Third Round Investor, together with their respective Permitted Transferees.

“Joinder Agreement” means the Joinder Agreement attached to this Agreement as Exhibit A.

“Lien” means a lien, pledge, security interest, charge, encumbrance, defect in title, mortgage, deed of trust, right of others, claim, burden, title retention agreement, lease, sublease, license, occupancy agreement (usufruto), easement (servidão), covenant, condition, encroachment (esbulho possessório), voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, or other restrictions, adverse claims or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any contract.

“Liquidation” means a Sale of the Company or the liquidation, dissolution or winding up of the Company, in each case prior to the consummation of a Qualified IPO.

“LLC” means a limited liability company organized under the laws of one of the states of the United States that: (a) was formed solely for the purpose of holding Preferred Shares; (b) has no liabilities or obligations other than under the Transaction Documents to which it is a party and de minimus ongoing expenses related to the existence of such limited liability company (e.g., franchise taxes); and (c) is treated as a partnership or disregarded entity for United States federal, state, and local income tax purposes.

“Mandatory Dividends” means the minimum dividends that are required under Brazilian law to be paid on each class of the Company’s shares (as set forth in the By-laws in an amount equal to the lowest amount of the Company’s annual profits permitted to be paid in order to avoid the statutory payment of higher dividends under Brazilian law).

“Material Subsidiary” means: (a) the Person that holds the airline operating certificate used for the Company to conduct its business; and (b) any other Subsidiary of the Company if the total assets of such Subsidiary exceed 10% of the Company’s consolidated total assets as of the end of the Company’s most recently completed fiscal year; provided, however, that in no event shall a Material Subsidiary have less than US$2,000,000 in assets.

“Minority Shareholder” means any Shareholder other than the Existing Shareholders, the TRIP Shareholders or the Permitted Transferees of the TRIP Shareholders.

“Neeleman Employment Agreement” means the Employment Agreement dated as of March 10, 2008 between David Neeleman and the Company, as amended from time to time.

“New Preferred Shares” means the Company’s preferred shares, Class C, into which the Preferred Shares will convert upon consummation of a Qualified IPO in accordance with the By-laws.

“Original Investors” means the Persons named as “Investors” in the Original Subscription Agreement.

“Original Shareholders Agreement” means the Shareholders Agreement dated as of March 10, 2008 among the Company and each of the Persons who was then a shareholder of the Company.

“Original Subscription Agreement” means the Subscription Agreement dated as of March 10, 2008 among the Company and the Original Investors.

“Permitted Affiliate Transfer” means: (a) any Transfer by a Shareholder of Equity Securities to any one or more of its Affiliates; provided, however, that, in the case of this clause (a), in the event that the transferor is David Neeleman or an entity controlled by David Neeleman, the transferor retains the sole power to direct the voting and disposition of any Equity Securities transferred to such Affiliate; and (b) in the case of a Transfer from an individual or an entity controlled by an individual, any Transfer to a member of the Family of such individual, or a trust or other entity for the sole benefit of a member of the Family of such individual; provided, however, that, in the case of a Transfer from David Neeleman or an entity controlled by David Neeleman, the transferor retains the sole power to direct the voting and disposition of any Equity Securities transferred to such member of the Family of such transferor, such trust or such other entity.

“Permitted Transfer” means: (a) a Permitted Affiliate Transfer; (b) in the case of David Neeleman or an LLC owned by David Neeleman, the Transfer of: (i) in the aggregate after March 10, 2008, no more than 52,500 Preferred Shares; (ii) in the aggregate after March 10, 2008, no more than 1,925 Founder Preferred Shares and 38,500 Common Shares in the aggregate to one or more officers of the Company; and (iii) in the aggregate after March 10, 2008, no more than 1,300 Founder Preferred Shares and 25,900 Common Shares in the aggregate to up to three other Founders; and (c) any fiduciary Transfer of one Common Share or Preferred Share to an individual designated as a member of the Board by any Shareholder and any Transfer of one Common Share or Preferred Share by such an individual back to such Shareholder or a transferee of such Shareholder.

“Permitted Transferee” means a Person who acquires Equity Securities in a Permitted Transfer.

“Person” shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a corporation (including, without limitation, a sociedade anônima), an association, a fund, a joint stock company, a limited liability company, a trust, a joint venture, a firm, an unincorporated association, a Governmental Authority or any other entity.

“Preferred Shares” means the Founder Preferred Shares and the Investor Preferred Shares.

“Pro Rata Share” of any Shareholder in relation to any one or more other Shareholders (such one or more other Shareholders, the “Reference Shareholders”) means the amount, expressed as a percentage, of the proceeds to which such Shareholder is entitled in a Liquidation relative to the aggregate proceeds to which such Shareholder, together with the Reference Shareholders, are entitled in such Liquidation.

“PTAX Exchange Rate” means, as of any date, the average of the buy and sell rate for US$ published by the Central Bank of Brazil on the Business Day in Brazil immediately preceding such date through the SISBACEN data system under rate PTAX 800, option 5 – L - Taxas para Contabilidade.

“Put Right” means the right of the Requisite Holders to require the Company to purchase all of the Investor Preferred Shares owned by such Requisite Holders and each of the other Existing Shareholders and TRIP Shareholders (and Permitted Transferees of the TRIP Shareholders) in accordance with Article V.

“Qualified IPO” means a firm commitment underwritten public offering of New Preferred Shares pursuant to a Prospectus of Distribution under Instrução no. 400/03 of the Brazilian Securities Commission (Comissão de Valores Mobiliários – CVM) and article 19 of Federal Law no. 6,385/76, lead-managed by an underwriter of international standing, for listing on the São Paulo stock exchange (BM&FBOVESPA) (with a concurrent offering of ADSs representing shares of New Preferred Shares on the NASDAQ Stock Market or The New York Stock Exchange) at a public offering price of at least US$480 per share resulting in aggregate gross proceeds to the Company and/or selling shareholders in excess of US$150,000,000 (or its equivalent in BR$ at the time of receipt by the Company and/or such selling shareholders).

“Registration Rights Agreement” means the Third Amended and Restated Registration Rights Agreement dated as of the date of this Agreement among the Company and the Persons named therein as “Shareholders.”

“Relative” of an individual means such individual’s children (by birth or adoption), parents, spouse and siblings, as well as the children of such siblings.

“Representative” of a Person shall be construed broadly and shall include such Person’s members, managers, partners, officers, directors, employees, agents, counsel, accountants and other representatives.

“Requisite Holders” means, at any time, the holders of a majority of the Investor Preferred Shares outstanding at such time.

“Sale of the Company” means: (a) a merger, consolidation, amalgamation, acquisition, change of control, reorganization or consolidation of the Company in which the Shareholders and their respective Affiliates immediately prior to such transaction or series of transactions do not own a majority of the voting power of the surviving entity or the right to receive a majority of the proceeds in a Liquidation; (b) a sale of equity interests in the Company or other transaction or series of transactions in which the Shareholders and their respective Affiliates immediately prior to such transaction or series of transactions do not own a majority of the voting power of the surviving entity or the right to receive a majority of the proceeds in a Liquidation; and (c) a sale of all or substantially all of the Company’s assets to one or more Persons that are not direct or indirect wholly owned Subsidiaries of the Company or Shareholders or Affiliates of the Shareholders.

“Second Round Investors” means, other than with respect to the Founders and the Original Investors, the Persons named as Investors in the Second Subscription Agreement who were not Investors in the Original Shareholders Agreement.

“Second Subscription Agreement” means the Subscription Agreement dated as of September 9, 2008 among the Company and the Persons named therein as “Investors.”

“Securities Act” means the Securities Act of 1933, as amended.

“Share Register” means the Company’s share register (livro de registro de ações nominativas).

“Share Transfer Register” means the Company’s share transfer register (livro de registro de transferência de ações).

“Spousal Consent” means the Spousal Consent attached to this Agreement as Exhibit B.

“Subsidiary” of any Person means an Affiliate controlled by such Person, either directly or through one or more intermediaries.

“Third Party Purchaser” means a Person that is not an Affiliate of the Company, the applicable Initiating Shareholder (in the case of Transfer pursuant to Section 2.3) or the applicable Minority Shareholder (in the case of a Transfer pursuant to Section 2.4) who does not anywhere in the world directly or indirectly engage or participate in, or render services to (whether as owner, operator, member, shareholder, manager, consultant, strategic partner, employee or otherwise), an airline headquartered in Brazil.

“Third Round Investor” means, other than with respect to the Founders, the Original Investors, and the Second Round Investors, the Person named as an Investor in the Third Subscription Agreement who was not an Investor in the Original Shareholders Agreement or the First Amended and Restated Shareholders Agreement.

“Third Subscription Agreement” means the Subscription Agreement dated as of August 28, 2009, among the Company and the Persons named therein as “Investors.”

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the Investment Agreement.

“Transfer” means any direct or indirect sale, assignment, gift, conveyance, transfer or other disposition or any pledge, hypothecation or other encumbrance, either voluntarily or involuntarily, with or without consideration, including but not limited to, fiduciary disposition (“alienação fiduciária”), usufruct (“usufruto”), fidei commissum (“fideicomisso”) or donation (“doação”). For the purposes of this Agreement, it is understood and agreed that the issuance or sale of an ownership interest in a Person who directly or indirectly owns Equity Securities shall (other than in the case of the issuance or sale of interests in an investment fund that indirectly owns Equity Securities that constitute less than 10% of the assets of such investment fund) be deemed an indirect Transfer by such Person of such Equity Securities.

“Trigger Event” means, prior to the consummation of a Qualified IPO:

(a) with respect to any required redemption of the Investor Preferred Shares pursuant to Article V, the first to occur of: (i) the date that the Company has notified the Investors of the rejection by the Company of the due exercise of the Put Right in accordance with Article V; (ii) the date the Company notifies the holders of the Investor Preferred Shares that the Company is otherwise unable or unwilling to fulfill its obligations upon the due exercise of the Put Right in accordance with Article V, including because of an actual or purported shortfall in funds legally available therefor; (iii) any failure by the Company, during the period following its receipt of a Put Notice, to use its reasonable efforts to fulfill its obligations in connection with the due exercise of the Put Right in accordance with Article V; or (iv) one day after the Put Value is required to be paid to the Investors if the Company fails for any reason to repurchase the outstanding shares of Investor Preferred Shares that were put to the Company;

(b) the failure by the Company to perform or observe Section 3.2, 6.3(j), 7.2, 7.4 or 7.5 of this Agreement that remains uncured for more than 30 days (or, in the case of Section 6.3(j), 90 days) after the Company shall receive written notice of such failure from the Requisite Holders;

(c) the failure by the Company or any of its Subsidiaries to make payments when due (which failure is continued beyond the cure period contained in the documents governing such payments or which has not been waived by the lender) that results in the acceleration of indebtedness for borrowed money which aggregates in excess of US$3,000,000 (or an equivalent amount of BR$ at such time);

(d) the failure of David Neeleman to serve as a senior officer or Chairman of the Board of the Company as a result of a voluntary termination by him or an involuntary termination, other than as a result of his death or Disability (as defined in the Neeleman Employment Agreement); or

(e) the final non-appealable termination of the concession agreement to operate regular air transportation services within six months after the date it shall have been signed by the Company (or a Subsidiary of the Company, as applicable) and the Civil Aviation National Agency (Agência Nacional de Aviação Civil - ANAC) due to the failure by the Company (or a Subsidiary of the Company, as applicable) to begin operations.

“TRIP Shareholders” means TRIP Participações S.A., Trip Investimentos Ltda. and Rio Novo Locações Ltda.

“US$” means the lawful currency of the United States of America.

“US GAAP” means generally accepted accounting principles in the United States.

“Voting Failure” means, following the death of David Neeleman, the failure of the Equity Securities owned by David Neeleman that are entitled to vote and the Equity Securities owned by any Person controlled by David Neeleman that are entitled to vote to be voted in accordance with the first sentence of Section 6.9, which such failure is not cured within 90 days after the Requisite Holders shall have given the executor or administrator (as the case may be) of David Neeleman’s estate and the Company written notice of such failure.

“Weston Presidio” means Weston Presidio V, L.P.

Section 1.2 INDEX OF OTHER DEFINED TERMS. The following terms are defined in the Sections of the Agreement indicated:

Term	Section

Agreed Sworn Translation	11.15(a)
Agreement	Preamble
Company	Preamble
Company Sale Notice	2.6(a)
Confidential Information	6.10
Co-Sale Notice	2.3(a)
Equity Incentive Plan	6.8
Existing Shareholders	Recitals
Fair Market Value	5.2(b)
First Offer Notice	2.2(a)
First Offer Period	2.2(b)
Initiating Shareholder	2.2(a)
Investment Agreement	Recitals
Neeleman Designee	6.1(a)(iv)
Offered Securities	2.2(a)
Other Shareholders	2.2(a)
Party-Appointed Arbitrator	11.7(b)
Put Election Date	5.1(a)
Put Notice	5.1(a)
Put Value	5.2(a)
Reference Shareholders	1.1
ROFR Exercise Notice	2.4(b)
ROFR Exercise Period	2.4(b)
ROFR Securities	2.4(a)
Second Amended and Restated Shareholders Agreement	Recitals
Shareholders	Preamble
Tag-Along Notice	2.3(b)
Third Party Offer	2.4(a)
Tribunal	11.7(b)
TRIP	Recitals

Section 1.3 RULES OF CONSTRUCTION. The term “this Agreement” means this shareholders agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

ARTICLE II

TRANSFERS OF SHARES

Section 2.1 GENERAL; PROHIBITION ON TRANSFERS.

(a) Prior to the consummation of a Qualified IPO, no Shareholder may Transfer any right, title or interest in any or all of its Equity Securities, except that:

(i) a Shareholder may Transfer all or part of its Equity Securities in a Permitted Transfer;

(ii) after March 10, 2013: (A) any Existing Shareholder may Transfer all or part of its Equity Securities pursuant to Section 2.2 or 2.3; and (B) a Minority Shareholder may Transfer all or part of its Equity Securities pursuant to Section 2.4 or 2.5;

(iii) a Shareholder may Transfer all of its Equity Securities pursuant to Section 2.6;

(iv) a Shareholder may Transfer all or part of its Equity Securities to the Company to the extent such Transfer is not otherwise prohibited pursuant to this Agreement; and

(v) a Shareholder may Transfer all or part of its Equity Securities with the prior written consent of the Requisite Holders, the holders of a majority of the outstanding Common Shares and the holders of a majority of the outstanding Founder Preferred Shares.

(b) Any Transfer of Equity Securities permitted by Section 2.1(a)(i) or 2.1(a)(ii) shall not be effective unless and until the transferee thereof shall sign a Joinder Agreement and, if required by applicable law (as determined by the Company), shall cause one or more Spousal Consents to be signed by the individuals requested by the Company; provided, however, that no such Transfer shall release the transferor of its obligations under this Agreement.

(c) Notwithstanding anything in Section 2.1(a) to the contrary, no Shareholder may Transfer any right, title or interest in any or all of its Equity Securities if such Transfer would result in or be reasonably likely to result in a violation of any aspect of the provision of the Brazilian Aviation Code (law no. 7.565/86) that requires a specified percentage of the capital stock of scheduled air service companies to be owned by Brazilian citizens.

Section 2.2 RIGHT OF FIRST OFFER FOR THE EXISTING SHAREHOLDERS.

(a) After March 10, 2013, any Existing Shareholder, TRIP Shareholder or a Permitted Transferee of a TRIP Shareholder (an “Initiating Shareholder”) may Transfer its Equity Securities (the “Offered Securities”) only if such Initiating Shareholder first offers the other Existing Shareholders and the TRIP Shareholders and the Permitted Transferees of the TRIP Shareholders (the “Other Shareholders”) the right to purchase all such Offered Securities pursuant to a written notice (the “First Offer Notice”).

(b) In the event the Other Shareholders do not, individually or collectively, offer to purchase all of the Offered Securities on terms that are acceptable to the Initiating Shareholder within 30 days after the First Offer Notice is given (the “First Offer Period”), then, subject to Section 2.3, the Initiating Shareholder shall have the right, for a period of 90 days after expiration of the First Offer Period, to sell the Offered Securities to a Third Party Purchaser on terms that are more favorable to the Initiating Shareholder than the highest price for which any one or more Other Shareholder(s) shall have offered to purchase all of the Offered Securities from the Initiating Shareholder in writing during First Offer Period; provided, however, that, for the purposes of this clause (b), in the event that the price offered by a Third Party Purchaser is at least 95% of the highest price offered by any Other Shareholder to the Initiating Shareholder during the First Offer Period, then the terms of sale offered to the Initiating Shareholder by such Third Party Purchaser shall not, solely by virtue of the price offered by such Third Party Purchaser, be deemed not to be “more favorable” to the Initiating Shareholder than those offered by any Other Shareholder; provided, further, however, that, in the event that the Other Shareholders shall not have offered in writing to acquire all of the Offered Securities from the Initiating Shareholder during the First Offer Period, the Initiating Shareholder shall, subject to Section 2.3, have the right, for a period of 90 days after expiration of the First Offer Period, to sell the Offered Securities to a Third Party Purchaser on any terms. In any event, the consideration to be paid by such Third Party Purchaser may consist only of cash and Freely Tradeable Securities.

(c) In the event that more than one Other Shareholder shall offer to purchase, collectively, all or more than all of the Offered Securities on terms acceptable to the Initiating Holder, such Other Shareholders shall have the right to purchase the Offered Securities from the Initiating Shareholder in proportion to their respective Pro Rata Shares (or in such other proportion as they shall otherwise agree).

(d) Notwithstanding anything to the contrary set forth herein, in no event shall any Shareholder, including the Initiating Shareholder, be permitted to make any Transfer of Equity Securities under this Section 2.2 at any time: (i) following the exercise by the holders of Investor Preferred Shares of any remedies hereunder in respect of the occurrence of a Trigger Event, including, without limitation, the exercise by such holders of any rights under Section 2.6 in respect of such Trigger Event; or (ii) during which the Company is engaged in a Qualified IPO process.

Section 2.3 CO-SALE RIGHTS BY THE EXISTING SHAREHOLDERS.

(a) At least 20 days prior to the consummation of any Transfer to a Third Party Purchaser after expiration of the First Offer Period as provided in Section 2.2, the Initiating Shareholder shall deliver a written notice (the “Co-Sale Notice”) to each of the Other Shareholders offering the Other Shareholders the option to participate as sellers in such proposed Transfer. Such Co-Sale Notice shall identify the Third Party Purchaser and specify in reasonable detail the terms and conditions of the Transfer, including the price to be paid.

(b) Each Other Shareholder may, within 20 days of the giving of the Co-Sale Notice, give written notice (a “Tag-Along Notice”) to the Initiating Shareholder stating that such Other Shareholder wishes to participate in such proposed Transfer and specifying the number and type of Equity Securities such Other Shareholder desires to include in such proposed Transfer. Each Other Shareholder shall be entitled to receive its Pro Rata Share of the aggregate consideration paid by the Third Party Purchaser to all of the Other Shareholders participating in such proposed Transfer. In any event, the consideration to be paid by such Third Party Purchaser shall consist only of cash and Freely Tradeable Securities, and to the extent such consideration consists of Freely Tradeable Securities, the fair market value of such consideration shall be the average closing price of such Freely Tradeable Securities on the last three trading days before the consummation of the Transfer to the Third Party Purchaser.

(c) If none of the Other Shareholders gives the Initiating Shareholder a timely Tag-Along Notice with respect to the Transfer proposed in the Co-Sale Notice, the Initiating Shareholder may thereafter Transfer the Equity Securities specified in the Co-Sale Notice on the same terms and conditions set forth in the Co-Sale Notice. If one or more of the Other Shareholders gives the Initiating Shareholder a timely Tag-Along Notice, then the Initiating Shareholder shall use all reasonable efforts to cause the Third Party Purchaser to agree to acquire all Equity Securities identified in all Tag-Along Notices that are timely given to the Initiating Shareholder, upon the same terms and conditions as applicable to the Initiating Shareholder’s Equity Securities (including, without limitation, with respect to price and form of payment). If the Third Party Purchaser is unwilling or unable to acquire all Equity Securities proposed to be included in such sale upon such terms, then the Initiating Shareholder may elect either (i) to cancel such proposed Transfer (including any securities to be sold by the Initiating Shareholder in connection therewith) or (ii) to allocate the maximum number of Equity Securities that the Third Party Purchaser is willing to purchase among the Initiating Shareholder and the Other Shareholders giving timely Tag-Along Notices in proportion to their respective Pro Rata Shares.

(d) Notwithstanding anything to the contrary set forth herein, in no event shall any Shareholder, including the Initiating Shareholder, be permitted to make any Transfer of

Equity Securities under this Section 2.3 at any time: (i) following the exercise by the holders of Investor Preferred Shares of any remedies hereunder in respect of the occurrence of a Trigger Event, including, without limitation, the exercise by such holders of any rights under Section 2.6 in respect of such Trigger Event; or (ii) during which the Company is engaged in a Qualified IPO process.

Section 2.4 RIGHT OF FIRST REFUSAL ON TRANSFERS BY MINORITY SHAREHOLDERS.

(a) In the event that after March 10, 2013 a Minority Shareholder receives and desires to accept an arm’s length written offer (a “Third Party Offer”) from a Third Party Purchaser to purchase some or all of its Equity Securities for cash (such Equity Securities, the “ROFR Securities”), such Minority Shareholder shall promptly provide a copy thereof to the Company.

(b) The Company shall have the right to purchase from such Minority Shareholder all but not less than all of the ROFR Securities proposed to be sold pursuant to the Third Party Offer on the same terms and conditions as those contained therein (including, without limitation, with respect to price and form of payment). The Company may exercise such option by giving written notice (an “ROFR Exercise Notice”) to such Minority Shareholder within 45 days after receipt of a copy of the Third Party Offer (the “ROFR Exercise Period”).

(c) If the Company shall elect to purchase all of the ROFR Securities proposed to be sold pursuant to the Third Party Offer, the closing of any purchase and sale thereof shall occur at the location specified in the ROFR Exercise Notice on the date and at the time specified therein (or at such other place, date and time mutually agreed upon by the Company and such Minority Shareholder). At the closing of any such purchase and sale, such Minority Shareholder shall Transfer the ROFR Securities to the Company by delivering one or more certificates representing the ROFR Securities or by executing the relevant transfer term (termo de transferência) in the Share Transfer Register in order to perfect such Transfer of the Equity Securities by such Minority Shareholder, in each instance free and clear of all Liens (other than Liens (x) in respect of accrued taxes not yet payable, (y) arising under the Transaction Documents and (z) created under or applicable securities laws), and delivery of such certificates of authority, consents to transfer and other instruments or evidences of good title to the ROFR Securities as may be reasonably requested by the Company.

(d) If the Company shall fail to deliver a ROFR Exercise Notice during the ROFR Exercise (or if, at any time during the ROFR Exercise Period, the Company shall notify such Minority Shareholder that the Company will not deliver a ROFR Exercise Notice during the ROFR Exercise Period), such Minority Shareholder shall be free, for a period of 45 days following expiration of the ROFR Exercise Period (or, if applicable, for 45 days after such Minority Shareholder’s receipt of a notice that the Company will not deliver a ROFR Exercise Notice during the ROFR Exercise Period) to sell the ROFR Securities identified in the Third Party Offer to the Third Party Purchaser on the terms and subject to the conditions set forth therein. Any sale of Equity Securities to a different Person than the Third Party Purchaser identified in the Third Party Offer and any sale of Equity Securities that is not at the same price or is on other terms or subject to other conditions that are different from those described in the Third Party Offer, shall require such Minority Shareholder to deliver a copy of the new terms and conditions of such sale to the Company and will re-commence the provisions of this Section 2.4.

Section 2.5 CALL RIGHT FOR EQUITY SECURITIES OF CERTAIN SHAREHOLDERS. Subject to Section 6.3(e), the Company shall have the right to purchase Equity Securities from any Shareholder upon termination of such Shareholder’s employment with the Company or any of its Subsidiaries to the extent (if any) set forth in any written agreement between the Company and such Shareholder.

Section 2.6 DRAG-ALONG RIGHTS OF THE REQUISITE HOLDERS.

(a) At any time after the occurrence of a Voting Failure or a Trigger Event, the Requisite Holders shall have the right (but not the obligation) to initiate a Sale of the Company and to require each other Shareholder to participate in a Sale of the Company on the same terms and conditions as the Requisite Holders, except that each Shareholder would be entitled to be paid its Pro Rata Share of the aggregate consideration paid to the Shareholders in such Sale of the Company (it is understood and agreed that the Requisite Holders may exercise such right only if, subject to the proviso to this sentence, they require each other Shareholder to participate in such Sale of the Company and thereby cause the sale of 100% of the equity of the Company); provided, however, that, notwithstanding the foregoing, the Requisite Holders and any such other Shareholder that is an employee or management member of the Company may agree to permit such Shareholder to “rollover” all or a portion of such Shareholder’s Equity Securities into equity interests in the acquiring or surviving Person in such Sale of the Company. The Requisite Holders shall give the Company and each other Shareholder written notice of such determination not less than 45 days prior to the proposed date of the Sale of the Company (a “Company Sale Notice”). To the extent such consideration does not consist solely of cash, the fair market value of such consideration shall be determined in good faith by the Board (it is understood and agreed that, subject to the proviso to the first sentence of this Section 2.6(a), the proportion of cash to non-cash consideration paid to each Shareholder shall be the same).

(b) In any Sale of the Company under this Section 2.6, each Shareholder:

(i) shall, severally and not jointly, make the same representations, warranties and covenants, and provide the same indemnities, regarding the Company and its subsidiaries and their respective assets, liabilities and business as those made by the Requisite Holders;

(ii) shall (mutatis mutandis), severally and not jointly, make the same representations, warranties and covenants, and provide the same indemnities, regarding itself as the representations, warranties and covenants made, and indemnities provided by the Requisite Holders regarding themselves; and

(iii) shall in no event be liable for more than the consideration received by such Shareholder in such Sale of the Company.

(c) In any Sale of the Company under this Section 2.6, the Company and each Shareholder shall take all commercially reasonable action in its power necessary to cause the consummation of such Sale of the Company, including, without limitation, obtaining all consents and approvals reasonably necessary, desirable or appropriate for such Shareholder to consummate such Sale of the Company. Without limitation of the foregoing, each Shareholder agrees to vote its Equity Securities in favor of any Sale of the Company under this Section 2.6 in which the Requisite Holders have determined to participate or otherwise effect and waive all appraisal and dissenters’ or similar rights that are applicable to such Sale of the Company.

ARTICLE III

ISSUANCES OF SECURITIES; PREEMPTIVE RIGHTS

Section 3.1 ISSUANCES OF SECURITIES. Prior to the consummation of a Qualified IPO, the Company shall not issue any Equity Securities unless the Person to whom such Equity Securities are issued shall sign a Joinder Agreement or shall already be a Shareholder. Any such Person (other than a Person who is an Existing Shareholder prior to such issuance) to whom such Equity Securities are issued shall be deemed a Minority Shareholder hereunder, and shall have the same rights and obligations provided for the Minority Shareholders herein, unless otherwise agreed to by the Requisite Holders, the holders of a majority of the then outstanding Founder Preferred Shares and the holders of a majority of the then outstanding Common Shares.

Section 3.2 PREEMPTIVE RIGHTS.

(a) The Company shall observe the preemptive rights of Shareholders who own shares of the Company’s capital stock under the Corporation Law. Each such Shareholder shall have a right of oversubscription such that if any other Shareholder does not subscribe for its pro rata portion of any Equity Securities in any issuance, all of the Shareholders who have subscribed for their pro rata portion of such Equity Securities shall, among themselves, have the right to purchase up to the balance of the unsubscribed Equity Securities (sobras) on a pro rata basis (based on the number of Equity Securities held by each such oversubscriber at the time the issuance of such Equity Securities commenced for purposes of the Corporation Law) unless they shall otherwise agree among themselves.

(b) The preemptive rights for subscription of Equity Securities issued by the Company in accordance with the Corporation Law may be assigned by any Existing Shareholder to any Affiliate who is then a Shareholder or who shall sign a Joinder Agreement but cannot be assigned to any other Person that is not a Shareholder or an Affiliate thereof.

ARTICLE IV

LIQUIDATION

Section 4.1 DISTRIBUTIONS ON LIQUIDATION. In the event of a Liquidation prior to the consummation of a Qualified IPO:

(a) first, the holders of Investor Preferred Shares shall be entitled to be paid out of the assets of the Company legally available for distribution (x) an amount equal to US$160 for each Investor Preferred Share held by an Investor or a TRIP Shareholder or any Permitted Transferee of a TRIP Shareholder, or (y) an amount in reais equal to the purchase price or option exercise price, as applicable, paid by such holder to the Company on the date of such purchase or exercise in respect of the issuance of such Investor Preferred Share, in the case of an Investor Preferred Share held by a holder other than an Investor, a TRIP Shareholder or a Permitted Transferee of a TRIP Shareholder; provided, however, that in the event the assets of the Company shall be insufficient to make payment in full of such amounts to all holders of Investor Preferred Shares, then such assets shall be distributed among the holders of Investor Preferred Shares at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled;

(b) second, the holders of Founder Preferred Shares shall be entitled to be paid out of the assets of the Company legally available for distribution an amount equal to US$310 for each Founder Preferred Share held by each such holder; provided, however, that in the event the assets of the Company shall be insufficient to make payment in full of such amounts to all holders of Founder Preferred Shares, then such assets shall be distributed among the holders of Founder Preferred Shares at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled; and

(c) third, all remaining assets of the Company legally available for distribution shall be paid to the holders of Common Shares and Preferred Shares such that the amount paid in respect of each Preferred Share shall equal 24.10 times the amount paid in respect of each Common Share;

provided, however, that in the event of a Liquidation referred to in clauses (a) or (b) of the definition of Sale of the Company, the holders of Common Shares and Preferred Shares shall only be entitled to receive the foregoing to the extent their Common Shares and/or Preferred Shares (as applicable) are actually sold to a third party in such Sale of the Company.

Section 4.2 PAYMENT TO INDIRECT OWNERS UPON LIQUIDATION.

(a) Instead of the obligation to pay an Existing Shareholder amounts due to it upon Liquidation (other than a Sale of the Company) in accordance with Section 4.1, an Existing Shareholder that is an LLC shall, if there are no Adverse Tax Law Changes (including any such changes which would adversely affect a subsequent liquidation of the Investor) between March 10, 2008 and the date such amount is required to be paid in accordance with Section 4.1 and such payment is not otherwise prohibited under Brazilian law, have the right to require the Company to cause such amount (reduced by any liabilities of the Existing Shareholder) to instead be paid to the member(s) of such Existing Shareholder through the purchase of all (but not less than all) of the membership interests of such Existing Shareholder at the same time such amount is required to be paid pursuant to Section 4.1 in any Liquidation that is not a Sale of the Company. Such Existing Shareholder may exercise such right by giving the Company written notice thereof not less than ten Business Days before such payment is required to be made (it is understood and agreed that the Company shall give the applicable Existing Shareholders written notice of the date such payment is required to be made).

(b) The obligation of the Company to cause the purchase of the membership interest in an Existing Shareholder pursuant to Section 4.2(a) shall not be required in the event that at the time such purchase is required to made by the Company such Existing Shareholder has any liabilities or obligations other than under the Transaction Documents to which it is a party and de minimis ongoing expenses related to the existence of such LLC (e.g., franchise taxes) and shall be subject to the receipt by the Company of evidence reasonably satisfactory to it that such Existing Shareholder: (i) was formed solely for the purpose of holding Preferred Shares; and (ii) has no liabilities or obligations other than under the Transaction Documents to which it is a party and de minimis ongoing expenses related to the existence of such LLC (e.g., franchise taxes). Additionally, the Company shall only be required to pay for such membership interests against receipt of an instrument in form and substance reasonably satisfactory to the Company evidencing the transfer of good and marketable title to such membership interests to the Company, free and clear of all Liens (other than Liens (x) in respect of accrued taxes not yet payable (but any such taxes shall be paid by the owner of such Existing Shareholder when due an payable) and (y) created under or applicable securities laws) and such certificates of authority, consents to transfer and other instruments or evidences of good title to such membership interests (and evidence that such LLC owns its Investor Preferred Shares free and clear of all such Liens, other than Liens (x) in respect of accrued taxes not yet payable and (y) created under or applicable securities laws) as may be reasonably requested by the Company.

ARTICLE V

PUT RIGHT

Section 5.1 PUT RIGHT.

(a) Except to the extent prohibited by Brazilian law (in which case a Trigger Event under clause (a)(ii) of the definition thereof shall be deemed to have occurred), at any time after March 10, 2013, or, except to the extent prohibited by Brazilian law, at any time following the occurrence of a Trigger Event, the Requisite Holders shall have the right (but not the obligation) to put, and require each of the other Existing Shareholders and TRIP Shareholders (and Permitted Transferee of each TRIP Shareholder) to put, all of their Investor Preferred Shares to the Company (or, at the Company’s option, a wholly-owned Subsidiary of the Company) at the same time as the Requisite Holders; provided, however, that the Requisite Holders shall not have any rights under this Section 5.1 after the consummation of a Qualified IPO. In the event that the Requisite Holders elect to exercise the Put Right in accordance with this Article V, the Requisite Holders shall give the Company and each other Existing Shareholder and TRIP Shareholder (and Permitted Transferee of each TRIP Shareholder) who owns Investor Preferred Shares written notice of such election (a “Put Notice”) of such requirement not less than 90 days nor more than 120 days prior to the date on which the Investor Preferred Shares are to be put to the Company (such date, the “Put Election Date”).

(b) In the event that the Requisite Holders elect to exercise the Put Right in accordance with this Article V, each Existing Shareholder and TRIP Shareholder (and Permitted Transferee of each TRIP Shareholder) who owns Investor Preferred Shares shall take, all actions in its power necessary to cause its Investor Preferred Shares to be put to the Company (or, at the Company’s option, a wholly-owned Subsidiary of the Company) on the Put Election Date (or, if later, promptly following the determination of the Put Value and the expiration or termination of any applicable waiting period under the HSR Act or any other anti-competition or similar law).

(c) On the Put Election Date (or, if later, promptly following the determination of the Put Value and the expiration or termination of any applicable waiting period under the HSR Act or any other anti-competition or similar law), the Company shall (or, if applicable, shall cause is wholly-owned Subsidiary to) pay to each Existing Shareholder and TRIP Shareholder (and Permitted Transferee of each TRIP Shareholder) who owns Investor Preferred Shares the portion of the Put Value to which such Existing Shareholder and TRIP Shareholder (and Permitted Transferee of each TRIP Shareholder) is entitled (determined in accordance with Section 5.1(d) below) by delivering one or more certificates representing such Equity Securities or by executing the relevant transfer term (termo de transferência) in the Share Transfer Register in order to perfect such Transfer to the Company, in each instance free and clear of all Liens (other than (x) Liens in respect of accrued taxes not yet payable and (y) restrictions on transfer under applicable securities laws), and delivery of such certificates of authority, consents to transfer and other instruments or evidences of good title to such Investor Preferred Shares by such Existing Shareholder or TRIP Shareholder (or Permitted Transferee of a TRIP Shareholder, as the case may be) as may be reasonably requested by the Company.

(d) In the event that the Requisite Holders exercise the Put Right in accordance with this Article V, each Existing Shareholder and TRIP Shareholder (and Permitted Transferee of each TRIP Shareholder) who owns Investor Preferred Shares shall be entitled to receive a portion of the Put Value (expressed as a percentage) determined by dividing the number of Investor Preferred Shares owned by such Existing Shareholder or TRIP Shareholder (or Permitted Transferee of such TRIP Shareholder, as the case may be) by the aggregate number of Investor Preferred Shares being repurchased by the Company (or its wholly-owned Subsidiary) in connection with the Put Right.

Section 5.2 PUT VALUE.

(a) “Put Value” means the greater of: (i) the gross proceeds (in United States Dollars) received by the Company for all Investor Preferred Shares issued to the Existing Shareholders and TRIP Shareholders (for purposes of this Section 5.2(a) only, and solely for purposes of calculating the Put Value, the gross proceeds (in United States Dollars) received by the Company for all Investor Preferred Shares issued to the TRIP Shareholders shall be deemed to be the same per share price as that received by the Company for all Investor Preferred Shares issued to the Existing Shareholders), plus any declared and unpaid dividends on such Investor Preferred Shares; and (ii) the Fair Market Value (in US$) of such Investor Preferred Shares.

(b) “Fair Market Value” means the fair market value of the Investor Preferred Shares, as agreed to by the Company and the Requisite Holders, or if such agreement does not occur within 60 days after the Company shall receive the Put Notice, the value determined, without discount for minority, illiquidity or other matters, by the average of the values determined by two internationally recognized investment banks with expertise in aviation (one selected by the Company and one by the Requisite Holders on behalf of the Investors) or, in the event the two values are more than 15% apart, by a third investment bank selected by the first two (which will be required to select one of the valuations determined by the first two investment banks). The Company, on the one hand, and the Investors, on the other hand, would each pay the fees of the investment bank selected by them, and they would split the fees of the third investment bank, if any (each Investor would pay a portion of such fees and expenses equal to the percentage obtained by dividing the number of Investor Preferred Shares owned by such Investor by the aggregate number of Investor Preferred Shares owned by all Investors).

Section 5.3 PAYMENT TO INDIRECT OWNERS UPON EXERCISE OF PUT RIGHT.

(a) Instead of the obligation to pay an Existing Shareholder the portion of the Put Value to which it is entitled pursuant to Section 5.1(d), an Existing Shareholder that is an LLC shall, if there are no Adverse Tax Law Changes (including any such changes which would adversely affect a subsequent liquidation of the Shareholder) between March 10, 2008 and the date such amount is required to be paid pursuant to Section 5.1(c) and such payment is not otherwise prohibited pursuant to Brazilian law, have the right to require the Company to cause such portion of the Put Value (reduced by any liabilities of the Existing Shareholder) to instead be paid to the member(s) of such Existing Shareholder through the purchase of all (but not less than all) of the membership interests of such Existing Shareholder at the same time such amount is required to be paid pursuant to Section 5.1(c). Such Existing Shareholder may exercise such right by giving the Company written notice thereof not less than ten Business Days before such amount is required to be paid pursuant to Section 5.1(c).

(b) The obligation of the Company to cause the purchase of the membership interest in an Existing Shareholder pursuant to Section 5.3(a) shall not be required in the event that at the time the Put Value is required to be paid by the Company such Existing Shareholder has any liabilities or obligations other than under the Transaction Documents to which it is a party and de minimis ongoing expenses related to the existence of such LLC (e.g., franchise taxes) and shall be subject to the receipt by the Company of evidence reasonably satisfactory to it that such Existing Shareholder: (i) was formed solely for the purpose of holding Preferred Shares; and (ii) has no liabilities or obligations other than under the Transaction Documents to which it is a party and de minimis ongoing expenses related to the existence of such LLC (e.g., franchise taxes). Additionally, the Company shall only be required to pay for such membership interests against receipt of an instrument in form and substance reasonably satisfactory to the Company evidencing the transfer of good and marketable title to such membership interests to the Company, free and clear of all Liens (other than Liens (x) in respect of accrued taxes not yet payable (but any such taxes shall be paid by the owner of such Existing Shareholder when due an payable) and (y) created under or applicable securities laws) and such certificates of authority, consents to transfer and other instruments or evidences of good title to such membership interests (and evidence that such LLC owns its Investor Preferred Shares free and clear of all Liens, other than Liens (x) in respect of accrued taxes not yet payable and (y) created under or applicable securities laws) as may be reasonably requested by the Company.

ARTICLE VI

AGREEMENTS OF THE SHAREHOLDERS

Section 6.1 BOARD OF DIRECTORS, APPROVAL RIGHTS; OBSERVER RIGHT

(a) Each Shareholder hereby covenants and agrees to vote all of its Equity Securities that are entitled to vote to cause:

(i) the Board to consist of the number of directors determined (x) by David Neeleman, or (y) in accordance with Section 6.9 (but in any event no more than ten directors and no less than five directors);

(ii) the holders of Investor Preferred Shares (other than the TRIP Shareholders and their Permitted Transferees) to designate two directors to the Board (and, in the event permitted by applicable law, each Material Subsidiary of the Company that shall have a board of directors; it being understood and agreed that nothing herein shall require any Subsidiary of the Company to have a board of directors) for so long as they own Equity Securities that entitle them the right to receive, pursuant to Section 4.1, at least 40% of proceeds in a Liquidation and one director for so long as they own Equity Securities that entitle them to receive, pursuant to Section 4.1, at least 20% of the proceeds in a Liquidation (each Investor agrees that (x) in the event that the holders of Investor Shares (other than the TRIP Shareholders and their Permitted Transferees) are entitled to designate two directors pursuant to this clause (ii), then the Investor who, together with its Affiliates, owns the largest number of Investor Preferred Shares (other than the TRIP Shareholders and their Permitted Transferees) and the Investor (other than the TRIP Shareholders and their Permitted Transferees) who, together with its Affiliates, owns the second largest number of Investor Preferred Shares shall each be entitled to designate one of such directors, and (y) in the event that the holders of Investor Shares (other than the TRIP Shareholders and their Permitted Transferees) are entitled to designate only one director pursuant to this clause (ii), then the Investor who, together with its affiliates, owns the largest number of Investor Preferred Shares (other than the TRIP Shareholders and their Permitted Transferees) shall be entitled to designate such director);

(iii) the holders of a majority of the Common Shares owned by the TRIP Shareholders to designate three directors to the Board for so long as they own more than 20% of the Common Shares, two directors for so long as they own at least 10%, and no more than 20%, of the Common Shares and one director for so long as they own at least 5% and less than 10% of the Common Shares; and

(iv) David Neeleman (or, following his death, the three individuals designated in accordance with Section 6.9) to elect the remaining directors to the Board (each, a “Neeleman Designee” ); provided, however, that (x) a majority of the individuals elected by David Neeleman (or the three individuals designated in accordance with Section 6.9) shall be Brazilian citizens to the extent that any applicable Brazilian law or Governmental Authority requires a majority of the Board to consist of Brazilian citizens, and (y) two of the Neeleman Designees shall be Independent Directors.

For the avoidance of doubt, it is understood and agreed that for so long as one or more Shareholders is entitled to designate one or more directors pursuant to clauses (ii), (iii) or (iv) or this Section 6.1(a), the other Shareholders may not remove such director or directors without the prior written consent of the Shareholder(s) entitled to designate such director or directors.

(b) The holders of Equity Securities entitled to vote shall vote such Equity Securities: (i) to remove any director whose removal is required by the Shareholder with the right to designate such director pursuant to Section 6.1(a); and (ii) for the election of a new director that a Shareholder is entitled to designate pursuant to Section 6.1(a) in order to fill any vacancy created by the removal, resignation or death of such a director. Vacancies on the Board shall be filled promptly (but in any event within 30 days of the date of such vacancy) or immediately before the first action to be taken by the Board after the date such vacancy is created.

(c) For so long as an Affiliate of Weston Presidio is an Investor who owns at least 50% of the Investor Preferred Shares owned by it on the date of this Agreement, Weston Presidio shall have right to send one representative to attend all meetings of the Board solely in a non-voting observer capacity; provided, however, that the Company may exclude any such observer from any meeting or portion thereof when attendance by such observer could adversely affect the attorney-client privilege between the Company and its counsel. The Company will furnish to any such observer copies of all notices, minutes, consents and other materials that it generally makes available to its directors. Any such observer may participate in discussions of matters under consideration by the Board but will not be entitled to vote on any matter presented to the Board; provided, however, that if the Company proposes to take any action by written consent in lieu of a meeting of the Board the form of such written consent shall be forwarded to such observer at the same time as the members of the Board. The foregoing right of such observer shall be conditioned on such observer’s agreement to hold in confidence and trust all information he or she is provided.

(d) For the purposes of this Agreement, the qualifying shares held by a director shall be deemed to be the property of the Shareholder who appointed such director.

(e) The Company shall pay the directors the minimum compensation required by the Brazilian Board of Trade for their service as directors, except for the Independent Directors, who shall be paid in accordance with market practice in Brazil for companies that are similarly situated to the Company.

(f) Any Shareholder with the right to designate a director pursuant to Section 6.1(a) shall cause each director who is not a Brazilian citizen and is so designated by such Shareholder to execute and deliver to the Company an appropriate power of attorney so that service of process can be received on behalf of such director.

Section 6.2 MEETINGS.

(a) The Company shall hold meetings of the Board at least once every quarter.

(b) The Company shall reimburse each director for his or her reasonable and documented out-of-pocket expenses incurred in connection with the attendance of meetings of the Board or the performance of his or her other duties as a director.

Section 6.3 APPROVAL BY THE REQUISITE HOLDERS. Prior to the consummation of a Qualified IPO, the prior written approval of the Requisite Holders shall be required for the following:

(a) any authorization or issuance of shares of any class of shares of the Company or any Material Subsidiary that is directly or indirectly wholly-owned by the Company or that has a majority of its voting securities directly or indirectly owned by the Company (and, if such Material Subsidiary is governed by a board of directors (or a similar body with a different name), the Company (or a Subsidiary of the Company) either appoints a majority of its directors or has the right to appoint a majority of its directors), but excluding: (i) “qualifying shares” issued to any director; (ii) any shares issued by a Material Subsidiary to the Company or a wholly-owned Subsidiary of the Company; (iii) options to subscribe for 71,480 Investor Preferred Shares that would be reserved for employees (and any Investor Preferred Shares issued upon exercise of such options); and (iv) any shares of preferred shares issued in a Qualified IPO;

(b) any amendment to the organizational or governing documents (including the by-laws (other than any amendment to the By-laws to change the location of the Company’s head office), articles of association and (other than with respect to this Agreement) shareholders agreement, as applicable) of the Company or any Material Subsidiary or any alteration (by merger, consolidation or otherwise) of the terms, rights or preferences of the Investor Preferred Shares;

(c) (i) any Sale of the Company, (ii) any sale of the stock or all or substantially all of the assets of a Material Subsidiary or (iii) any merger, consolidation, acquisition or similar transaction involving the Company or any Material Subsidiary that is not of the type incurred by airlines in the ordinary course, except in each instance referred to in clauses (ii) and (iii) for acquisitions (other than acquisitions of some or all of the equity of any Person or all or substantially all of the assets of any Person) and dispositions of assets or stock of no more than US$15,000,000 in the aggregate per year; provided, however, that the prior written consent of the Requisite Holders required for any acquisition of some or all of the equity of any Person or all or substantially all of the assets of any Person pursuant to this Section 6.3(c) shall, for so long as GIF Mercury LLC or one of its Permitted Transferees is a Shareholder, include the prior written approval of GIF Mercury LLC or one of its Permitted Transferees, as applicable (it is understood and agreed that nothing in this Section 6.3(c) will require the prior written consent of any of Person in connection with the formation by the Company of a direct or indirect Subsidiary and the acquisition of the equity of such a Subsidiary);

(d) a Liquidation (other than a Sale of the Company) or the liquidation or dissolution of any Material Subsidiary;

(e) (i) the declaration or payment of a dividend or distribution on any of the Company’s securities (other than Mandatory Dividends) or (ii) the redemption or the repurchase of any securities of the Company, other than (x) the Preferred Shares pursuant to Section 5.1 and (y) Common Shares and Preferred Shares from employees of the Company upon termination of their employment at cost (or, if at fair market value, for no more than US$1,000,000 per year, in the aggregate for all such redemptions and repurchases);

(f) (i) any amendment or modification to the Neeleman Employment Agreement or any termination by the Company of David Neeleman’s employment thereunder and (ii) other than under the Neeleman Employment Agreement or any other employment agreement approved by the Board, any transaction or business arrangement with any shareholder or affiliate or family member or any other legal entity in which shareholder of the Company owns any of the outstanding equity unless such transaction is of the type incurred by airlines in the ordinary course and does not exceed US$500,000;

(g) the incurrence or guarantee of any indebtedness for borrowed money (other than any such incurrence or guarantee of indebtedness of the type incurred by airlines in the ordinary course, including for financing of aircraft, aircraft engines, spare parts or facilities) in excess of US$10,000,000;

(h) any change to the maximum or minimum number of directors on the Board, as set forth in Section 6.1(a)(i);

(i) any transaction that would result in a Subsidiary of the Company becoming a Material Subsidiary of the Company if, prior to such transaction, such Subsidiary had taken any action or been involved in any transaction that would have required the prior written approval of the Requisite Holders under this Section 6.3 if such Subsidiary had, at such prior time, been a Material Subsidiary; or

(j) the Company or any of its Subsidiaries to engage in any business other than the Business.

In the event that the Company seeks the prior written approval of the Requisite Holders under this Section 6.3 with respect to any of the matters set forth above, the Company shall give written notice thereof to each of the holders of Investor Preferred Shares. In the event that the Requisite Holders shall provide the Company with any such prior written approval in accordance with this Section 6.3, the Company shall give each Investor prompt written notice of the Company’s receipt of such approval.

Section 6.4 APPROVAL BY THE HOLDERS OF COMMON SHARES. Prior to consummation of a Qualified IPO, the approval of the holders of a majority of the outstanding Common Shares shall be required for any alteration of the terms of the Common Shares.

Section 6.5 APPROVAL BY THE HOLDERS OF FOUNDER PREFERRED SHARES. Prior to consummation of a Qualified IPO, the approval of the holders of a majority of the outstanding Founder Preferred Shares shall be required for any alteration of the terms of the Founder Preferred Shares.

Section 6.6 APPROVAL BY THE BOARD OF DIRECTORS. The approval of the Board (including, prior to the consummation of a Qualified IPO, the affirmative vote of at least one of the director(s) designated by the holders of the Investor Preferred Shares pursuant to Section 6.1(a) above) shall be required to approve the following, unless contained in the business plan approved by the Board as contemplated by Section 7.3:

(a) other than with respect to the incurrence or guarantee of indebtedness that the Company is permitted to incur pursuant to Section 6.3(g), any transaction (or series of related transactions) of the Company or any of its Material Subsidiaries involving payments to or by the Company or such Material Subsidiary in excess of US$10,000,000;

(b) any employee stock option or other equity plan other than the Equity Incentive Plan or any material amendments or modifications to the Equity Incentive Plan;

(c) the compensation of the chief executive officer, if any, president or chief financial officer in excess of more than US$500,000 per year;

(d) any transaction between the Company and/or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (other than the Company’s Subsidiaries), on the other hand, except for any transaction expressly contemplated by this Agreement (including pursuant to Article II, Article III or Article V); and

(e) management compensation policies and programs applicable to the Company and any of its Subsidiaries.

Section 6.7 PARTICIPATION IN CERTAIN HIRING AND FIRING DECISIONS. Prior to the consummation of a Qualified IPO, the Board will permit one individual designated by each Investor to actively participate in the hiring or decision to fire the Company’s chief executive officer, if any, president or chief financial officer.

Section 6.8 EQUITY INCENTIVE PLAN.

(a) Each Shareholder hereby covenants and agrees to vote all of its Equity Securities that are entitled to vote to approve an option plan (the “Equity Incentive Plan”) providing for the grant to the employees of the Company and its Subsidiaries of options to subscribe for no more than 92,080 Investor Preferred Shares.

(b) Notwithstanding the provisions of Section 6.8(a) above, without the prior written approval of the Requisite Holders: (i) all options granted under the Equity Incentive Plan shall be subject to monthly vesting in equal installments over 4 years subject to acceleration of vesting in the event of a Sale of the Company, and if the Company’s Compensation Committee determines in its sole discretion, in the event of termination of employment without Cause or for Good Reason (as such terms are defined in the applicable Restricted Share Agreement pursuant to which such options were granted); and (ii) the Company shall have a repurchase option on any unvested and vested shares issued pursuant to the Equity Incentive Plan at the greater of cost and fair market value, as determined in good faith by the Board.

Section 6.9 DEATH OF DAVID NEELEMAN. In the event of David Neeleman’s death, all of the Equity Securities owned by David Neeleman that are entitled to vote and all of the Equity Securities owned by any Person controlled by David Neeleman that are entitled to vote shall be voted by majority vote of the following three individuals: (a) an individual who is a member of David Neeleman’s Family (as specified in clauses (a), (b) or (c) in the definition thereof) and is designated by David Neeleman from time to time prior to his death (in the absence of a subsequent designation by David Neeleman, such member of his Family shall be Daniel

Neeleman); (b) Regis Da Silva Brito or, in the event that such individual cannot at any time serve in such capacity, by an individual identified by David Neeleman (or, after his death, by the individual identified in the preceding clause (a)) and reasonably acceptable to the Requisite Holders; and (c) one individual selected from time to time by the Requisite Holders after David Neeleman’s death. David Neeleman hereby agrees that the certificate of incorporation, bylaws or shareholders agreement (or comparable organizational documents with different names) of any entity controlled by him that owns any Equity Securities shall include a provision that provides for such Equity Securities to be voted in accordance with the immediately preceding sentence following his death.

Section 6.10 CONFIDENTIALITY. From and after the date of this Agreement, each Shareholder shall maintain the confidentiality of, and shall not use for the benefit of itself or others, any confidential information concerning the Company, its Subsidiaries and their respective businesses (the “Confidential Information”), except that a Shareholder may disclose Confidential Information:

(a) to its Affiliates and Representatives (and, in the event that one or more of the Affiliates of an Shareholder is a limited partnership or limited liability company, to the limited partners and members of its Affiliates) but only to those Affiliates, Representatives and (if applicable) limited partners of such Shareholder who have been informed of the obligations of such Shareholder under this Agreement and have agreed to be subject to this Section 6.10 (and such Shareholder shall, in any event, be liable for the breach by any such Affiliate, Representative or limited partner of this Section 6.10);

(b) to the extent required by applicable law, legal process or stock exchange rules or by any Governmental Authority; provided, however, that in the event such Shareholder or any of its Representatives is so required to disclose any Confidential Information: (i) such Shareholder shall, to the extent practicable, give the Company prompt prior written notice of such requirement so that the Company may take any steps it deems appropriate in order to challenge such requirement (and if the Company takes any such steps, such Shareholder will, to the extent practicable and legal, provide such cooperation as the Company shall reasonably request); and (ii) in the event the Company does not take any such steps or is unable to challenge such requirement successfully, such Shareholder or its Representative, as the case may be, may disclose only that portion of the Confidential Information that it is required by applicable law, legal process or stock exchange rules or by any Governmental Authority to be disclosed, and such Shareholder shall use reasonable best efforts to obtain, to the extent practicable, assurance that confidential treatment will be afforded to such Confidential Information;

(c) that is or becomes generally available to such Shareholder on a non-confidential basis from a source that, to the knowledge of such Shareholder after reasonable inquiry, is entitled to disclose it;

(d) that at the time of disclosure is generally available to and known by the public (other than as a result of the breach of this Agreement by such Shareholder);

(e) in connection with the preservation, exercise and/or enforcement of any of such Shareholder’s rights or remedies under this Agreement and the other Transaction Documents; or

(f) in connection with any contemplated transfer of Equity Securities held by such Shareholder pursuant to Section 2.2 (so long as the recipient of such information agrees pursuant to a written instrument in form and substance reasonably satisfactory to the Company to keep such information confidential on terms substantially similar to those set forth in this Section 6.10).

Section 6.11 CONFLICT WITH BY-LAWS. In the event the provisions of this Agreement shall conflict with, or modify the provisions of the By-laws, then, as among the Shareholders, this Agreement shall control and the Shareholders, to the extent permitted by law, shall take any required action to amend the By-laws in order to remove such conflict.

ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.1 FINANCIAL STATEMENTS.

(a) Within 90 days after the end of each fiscal year (or, if later, promptly after the Company’s financial statements are required to be approved under Brazilian law), the Company shall furnish to each Existing Shareholder the Company’s audited consolidated balance sheet as of the end of such year, together with the Company’s audited consolidated statements of operations, shareholders’ equity and cash flows for such year (such financial statements shall be audited by an outside independent accounting firm of recognized national standing in Brazil).

(b) Within 45 days after the end of each fiscal quarter, the Company shall furnish to each Existing Shareholder the Company’s unaudited consolidated balance sheet as of the end of such period, together with the Company’s unaudited consolidated statements of operations and cash flows for such period.

(c) Within 30 days after the end of each calendar month, the Company shall furnish to each Investor and each other Existing Shareholder that requests such information the Company’s unaudited consolidated balance sheet as of the end of such period, together with the Company’s consolidated statements of operations and cash flows for such period.

(d) The accounting, auditing and preparation of the Company’s financial statements and other corporate documents shall observe both the Brazilian GAAP and the US GAAP and all audit reports of the Company shall be made in accordance with Brazilian GAAP and US GAAP.

Section 7.2 INSPECTION. The Company shall, upon reasonable prior notice, permit authorized representatives of each Existing Shareholder to visit and inspect any of the properties of the Company including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of the Company with its officers, administrative employees and independent auditors, all as often as may be reasonably requested but only during normal business hours and without interfering with the performance of the Company’s regular activities.

Section 7.3 ANNUAL BUSINESS PLAN. The officers of the Company shall prepare annually (prior to the commencement of each fiscal year of the Company) a written business plan for the Company, which business plan shall include as attachments line-item operating and capital expenditure budgets for the coming fiscal year, and target ranges for compensation of executive officers. Such business plan shall be submitted to the Board for approval at least thirty 30 days prior to the commencement of such fiscal year.

Section 7.4 D&O INSURANCE. The Company shall purchase, within a reasonable period following the execution of this Agreement, and maintain for such periods as the Board shall in good faith determine (provided, that, such insurance must be maintained at least for so long as any director designated pursuant to Section 6.1(a)(ii) is a member of the Board), at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions.

Section 7.5 KEY PERSON INSURANCE. The Company shall purchase, within a reasonable period following the execution of this Agreement, a key person life insurance policy on David Neeleman in the amount of US$5,000,000 and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board, including the directors designated by the holders of Investor Preferred Shares, determines that such insurance should be discontinued. The key person policy shall name the Company as loss payee, and the policy shall not be cancelable by the Company without prior approval of the Board, including the directors designated by the holders of Investor Preferred Shares.

Section 7.6 PURPOSE OF SUBSIDIARIES. The Company shall, within a reasonable period following its acquisition or formation of any additional Subsidiaries, cause the by-laws (or other organizational document with a different name) of both of such Subsidiaries to include a limitation in their by-laws (or other organizational document with a different name) on their authority to conduct business that is no broader than the “corporate purpose” contained in Article IV of the By-laws.

ARTICLE VIII

RECLASSIFICATION; LEGENDS

Section 8.1 RECLASSIFICATION. In the event that any Equity Securities should, as a result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, split-up, spinoff, partial or complete liquidation, sale of assets, distribution to shareholders, combination of shares or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation or other entity: (a) the number of Equity Securities held by the Shareholders shall be appropriately and proportionately adjusted to reflect such action and the terms and provisions of this Agreement shall apply to all of the capital stock of any class of the Company now owned or that may be issued hereafter to the Shareholders in consequence of any event; and (b) each reference in this Agreement to a specific number of Equity Securities or an amount per Equity Security in United States Dollars (or some other currency) shall be appropriately and proportionately adjusted to reflect such action.

Section 8.2 LEGENDS. So long as any Equity Securities are subject to the provisions of this Agreement, the records in the Share Register and any certificates representing any such Equity Securities shall bear legends in substantially the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. ANY TRANSFER PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH TRANSFER.

THESE SHARES ARE SUBJECT TO THE TERMS OF THE SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF AUGUST 28, 2009 AMONG THE ISSUER HEREOF AND CERTAIN OTHER PERSONS, A TRUE AND CORRECT COPY OF WHICH, AS IT MAY BE IN EFFECT FROM TIME TO TIME, IS ON FILE AT THE ISSUER’S HEADQUARTERS. UPON WRITTEN REQUEST TO THE ISSUER, A COPY THEREOF WILL BE MAILED OR OTHERWISE PROVIDED WITHOUT CHARGE.

Section 8.3 REGISTERED SHARES REGISTRATION BOOK. This Agreement, as amended from time to time, shall be filed, under the terms and for the purposes of article 118 of the Corporation Law, at the headquarters of the Company, and any restrictions on the transfer of Equity Securities and on the voting rights relating thereto shall be recorded in the Share Register and in the share certificates representing the Equity Securities, if issued.

ARTICLE IX

DURATION; TERMINATION

The provisions of this Agreement shall terminate upon the first to occur of: (a) a Liquidation; (b) the approval of such termination by (i) the Company and (ii) the Requisite Holders, the holders of a majority of the outstanding Founder Preferred Shares and the holders of a majority of the Common Shares; (c) the consummation of a Sale of the Company; (d) the consummation of a Qualified IPO; and (e) March 10, 2028; provided, however, that in the event of a termination of this Agreement pursuant to this clause (e) (but not pursuant to any other provision of this Article IX), the terms and provisions of Section 4.1 (Distributions on Liquidation) shall remain in full force and effect.

ARTICLE X

EFFECTIVENESS

Section 10.1 Effectiveness. This Agreement shall only be effective upon the issuance to the TRIP Shareholders of Equity Securities pursuant to the Investment Agreement. At all times prior to the consummation of such issuance thereunder, the Second Amended and Restated Shareholders Agreement, as it may be amended from time to time, shall be in full force and effect.

ARTICLE XI

MISCELLANEOUS

Section 11.1 NOTICES. All notices or other communications required or permitted hereunder shall be given in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, facsimile or e-mail (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address, facsimile number or e-mail address set forth below or such other address, facsimile number or e-mail address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile (or, if delivered or transmitted after normal business hours, on the next Business Day) or e-mail or like transmission, on the next Business Day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail:

If to the Company, to:

Azul S.A.

Alameda Surubiju, nº 2.010 e 2.050, Bloco A, Alphaville,

Centro Industrial e Empresarial

Barueri 06455-040 SP

Brazil

Fax No.: (55 11) 4134-9890

E-mail Address: renato.covelo@voeazul.com.br

Attention: Renato Covelo

with a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Fax No.: (212) 422-4726

E-mail Address: lefkowit@hugheshubbard.com

Attention: Kenneth A. Lefkowitz

If to an Investor, to its address on a signature page hereto.

Section 11.2 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs (in the case of any individual), successors and permitted assigns; provided, however, that no Shareholder may assign this Agreement or any of its rights, interests or obligations hereunder, except as expressly permitted herein and that David Neeleman may assign his right to elect directors pursuant to Section 6.1(a)(iv). Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 11.3 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents (including the Schedules and Exhibits hereto and thereto) embodies the entire agreement and understanding of the parties and their respective Affiliates with respect to the transactions contemplated hereby and merges in, supersedes and cancels all prior written or oral commitments, arrangements or understandings with respect thereto, including the Term Sheet dated February 1, 2008, the Original Shareholders Agreement, the First Amended and Restated Shareholders Agreement, (subject to Article X) the Second Amended and Restated Shareholders Agreement, the Memorandum of Understanding, dated May 18, 2012, among the Company, Azul Linhas Aéreas Brasileiras S.A., TRIP and the TRIP Shareholders. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth in this Agreement and the other Transaction Documents.

Section 11.4 MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing that expressly states that it is modifying or amending this Agreement and that is signed by the Company, the Requisite Holders, the holders of a majority of the then outstanding Founder Preferred Shares and the holders of a majority of the then outstanding Common Shares; provided, however, that any such modification or amendment shall not be effective against a holder of Investor Preferred Shares, Founder Preferred Shares or Common Shares (as the case may be) without such holder’s prior written consent with respect to any modification or amendment to this Agreement that would have the effect of treating such holder disproportionately adverse in relation to other holders of Investor Preferred Shares, Founder Preferred Shares or Common Shares (as the case may be). Any party hereto may (or the Requisite Holders, the holders of a majority of the then-outstanding Founder Preferred Shares and the holders of a majority of the then-outstanding Common Shares on behalf of any Shareholder may), only by an instrument in writing that expressly states that it is waiving compliance with this Agreement, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.5, provided that receipt of copies of such counterparts is confirmed. This Agreement shall be effective when signed by the Persons required to effect an amendment to the Second Amended and Restated Shareholders Agreement pursuant to Section 11.4 thereof.

Section 11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BRAZIL WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD DEFER TO THE LAW OF ANOTHER JURISDICTION.

Section 11.7 Arbitration.

(a) Except as set forth in Section 11.7(l) and (m), each Shareholder and the Company agree that all disputes between or among any of them or any of their respective Affiliates arising out of or in connection with this Agreement, or any further agreements resulting herefrom, will be finally resolved exclusively by arbitration under the Rules of Arbitration of the International Chamber of Commerce as modified (if at all) by the provisions herein. All disputes concerning or relating to arbitrability of a dispute under this Agreement or the jurisdiction of the arbitrators shall be resolved in the first instance by the arbitrators.

(b) The arbitration shall be conducted by a panel of three arbitrators (the “Tribunal”). Each party to the arbitration shall select a single arbitrator (each, a “Party-Appointed Arbitrator”). The claimant will select its Party-Appointed Arbitrator in its request for arbitration and the respondent will select its Party-Appointed Arbitrator in its answer. The Party-Appointed Arbitrators will attempt to agree on a chairman. If, within 30 days after the confirmation of the last Party-Appointed Arbitrator, they have not agreed on a chairman, then the chairman will be appointed by the International Court of Arbitration of the International Chamber of Commerce. If any party to the arbitration shall fail to select its Party-Appointed Arbitrator as provided above, the International Court of Arbitration of the International Chamber of Commerce will appoint such Party-Appointed Arbitrator. All three arbitrators will be neutral and independent of the parties to the Arbitration and their respective Affiliates. There shall be no ex-parte communications with the arbitrators after the first organizational meeting.

(c) In the event a dispute involves more than two parties, the parties shall attempt to align themselves into two sides (i.e., claimant and respondent), and each side shall appoint one of the Party-Appointed Arbitrators as if there were only two parties to the dispute. If such alignment and appointment shall not have taken place within 30 days after submission of the answer, the International Chamber of Commerce shall appoint all three arbitrators.

(d) Prior to commencing arbitration, a party shall deliver notice of the applicable dispute to the other parties and the parties shall meet and discuss possible resolution of such dispute. Within 30 days of delivery of notice of a dispute, representatives of the parties to the arbitration shall meet and attempt to negotiate a resolution. Any dispute remaining after notice and the expiration of such 30-day period will be finally resolved in the manner set forth in Section 11.7(a).

(e) The confidentiality of all proceedings shall be strictly maintained, as shall the confidentiality of any documents, deposition testimony or other information exchanged in connection with the arbitral proceedings (except if disclosure of such proceedings and information may be required by application laws, rules or regulations, including, but not limited to, in any judicial proceeding brought to enforce these arbitration provisions or any award rendered hereunder).

(f) The arbitrators are authorized to consolidate multiple disputes between the parties to this Agreement where efficient and appropriate.

(g) The arbitral proceedings and all documents delivered to or by the arbitrators shall be conducted in English.

(h) The place of arbitration shall be New York, New York.

(i) The Tribunal shall render findings of fact and conclusions of law and a written award setting forth the basis and reasons for any decision rendered. The decision of the Tribunal will be final and may not be appealed.

(j) The costs and expenses of the arbitration shall be borne equally by the parties to the arbitration. In addition, the parties hereby acknowledge and confirm that each party shall bear all of its own costs in connection with all disputes arising in connection with this Agreement and the transactions contemplated hereby and all further agreements resulting herefrom, and which are being settled by the International Chamber of Commerce, in its entirety, irrespective of the outcome of the arbitral proceedings.

(k) The Tribunal will not act as amiables compositeurs or ex aequo et bono.

(l) No party to this Agreement shall be precluded from applying for specific performance or injunctive relief (including, without limitation, a temporary restraining order) hereunder before any court or court of competent jurisdiction instead of the arbitration provisions of this Section 11.7.

(m) Judgment on the arbitral award may be entered by any court or courts of competent jurisdiction including, but not limited to, any court that has jurisdiction over any of the parties or any of their assets.

(n) To the extent it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or its property, the Company and each Shareholder, on behalf of itself and its Affiliates, hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

(o) No party to this Agreement is permitted to bring an arbitration on a class action basis.

Section 11.8 SEVERABILITY. To the fullest extent that they may effectively do so under applicable law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Such parties further agree that any provision of this Agreement which, notwithstanding the preceding sentence, is rendered or held invalid, illegal or unenforceable in any respect in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows: (a) if such provision is rendered or held invalid, illegal or unenforceable in such jurisdiction only as to a particular Person or Persons or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons or under such particular circumstance or circumstances, as the case may be; (b) without limitation of clause (a), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provision in any other jurisdiction; and (c) without limitation of clause (a) or (b), such ineffectiveness shall not render invalid, illegal or unenforceable this Agreement or any of the remaining provisions hereof.

Section 11.9 NO PRESUMPTION. With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 11.10 NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.11 NON-RECOURSE. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, consultant, representative or principal of the Company or any Affiliate of the Company shall have any liability for any liabilities of Company under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or thereby.

Section 11.12 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the others would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed in accordance with its terms and therefore, each of the parties agrees that the others shall be entitled to specific performance and injunctive relief (including, without limitation, a temporary restraining order) in accordance with Section 11.7(l) and other equitable relief that may be awarded by the Tribunal in addition to any other remedy to which it may be entitled hereunder (without the necessity of proving the inadequacy as a remedy of money damages or the posting of a bond).

Section 11.13 BUSINESS DAYS. If any date provided for in this Agreement shall fall on a day that is not a Business Day, the date provided for shall be deemed to refer to the next Business Day.

Section 11.14 CURRENCY MATTERS. Except as otherwise expressly provided herein, all BR$ amounts to be translated to US$ under this Agreement, and all US$ amounts to be translated to BR$ under this Agreement, as of any date, shall be translated at the PTAX Exchange Rate.

Section 11.15 PORTUGUESE TRANSLATION.

(a) This Agreement has been negotiated and executed in the English language. To prevent the possibility of having different and, eventually, conflicting translations of this Agreement into Portuguese, the parties to this Agreement unconditionally and irrevocably agree that only one translation of this Agreement (the “Agreed Sworn Translation”) shall be prepared, exist and be used by the parties for any purposes or in any situation in which the submission of a translation of this Agreement into Portuguese language is required under Brazilian law, including, without limitation, for the (i) filling of this Agreement in the Company’s headquarters, (ii) presentation or filing, if required, of this Agreement with any Governmental Authority in Brazil, such as ANAC, CADE or any Brazilian court having jurisdiction, as provided pursuant to the terms hereof.

(b) The parties to this Agreement hereby irrevocably agree that the Agreed Sworn Translation shall be prepared by Mr. Manoel Reverendo Vidal Neto. Any of the parties to this Agreement shall have the right to, upon presentation of a manifest error, disagree with the contents of the Agreed Sworn Translation prepared by Mr. Manoel Reverendo Vidal Neto, within five Business Days after receipt thereof. In this event, if the Agreed Sworn Translation is not corrected within five Business Days thereafter, any party to this Agreement shall have the right to request that a second, final and binding sworn translation into Portuguese of this Agreement is prepared by Mr. Antônio Ernesto Pasqualin and that the translation prepared by Mr. Manoel Reverendo Vidal Neto is destroyed and disregarded for all purposes. The Portuguese sworn translation prepared by Mr. Antônio Ernesto Pasqualin shall immediately, without the necessity of any act by any of the parties hereto, become the Agreed Sworn Translation and be final and binding upon the parties.

(c) The absence of an objection by any of the parties to this Agreement with respect to the contents of Mr. Manoel Reverendo Vidal Neto’s translation within such five Business Days shall be considered as an irrevocable approval thereof.

(d) The parties to this Agreement further agree that until such date when the Agreed Sworn Translation is available, no other translation of this Agreement into Portuguese shall be used by the parties, for any reason, provided, however, that the provisions of this Section 11.15 shall not prevent any party from obtaining another sworn translation to enforce any of its rights under this Agreement in the event of a default by any other party hereto. In such case, the parties shall substitute such translation for the Agreed Sworn Translation as soon as it is available.

[The next page is the signature page]

The parties have executed and delivered this Shareholders Agreement as of the date first written above.

AZUL S.A.

By:	/s/ David Neeleman
	Name:	David Neeleman
Title:

[Shareholder signature pages begin on the next page]

WP – NEW AIR, LLC

By:	/s/ Therese Mrozek
Name: Therese Mrozek
Title: Authorized Signatory

Address:

c/o Weston Presidio
One Ferry Building, Suite 350
San Francisco, CA 94111-4226
Fax No.: (415) 398-0770
E-mail Address: tmrozek@westonpresidio.com
Attention: Therese Mrozek

[Shareholder Signature Page to Shareholders Agreement]

AZUL HOLDCO LLC

By:	/s/ Aryeh Davis
Name: Aryeh Davis
Title: Authorized Signature

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.:
E-mail Address: aryeh@pequotcap.com
Attention: Aryeh Davis

[Shareholder Signature Page to Shareholders Agreement]

MARACATU, LLC

By:	/s/ Daniel S. Peterson
	Name:	Daniel S. Peterson
	Title:	President

Address:

2825 East Cottonwood Parkway, Suite 400
Salt Lake City, UT 84121
Fax No.: (801) 365-0181
E-mail Address: dan@petersonpartnerslp.com
Attention: Daniel Peterson

[Shareholder Signature Page to Shareholders Agreement]

GIF MERCURY LLC

By:	/s/ Paolo Picchioni Minark		/s/ Frederico S Q Pascowitch

	Name:	Paolo Picchioni Minark	Frederico S Q Pascowitch
	Title:	CPF: 051.575.478-11	CPF: 310.154.298-74

Address:
Gif Gestão de Investimentos e Participações Ltda.
Rua Dias Ferreira 190, 4 andar, Leblon
22431-050, Rio de Janeiro, RJ, Brasil
E-mail: cmeyn@gaveainvest.com.br
Attention: Christopher Meyn

with a copy to:

Gif Gestão de Investimentos e Participações Ltda.
Rua Dias Ferreira 190, 4 andar, Leblon
22431-050, Rio de Janeiro, RJ, Brasil
Attention: Luiz Henrique Fraga

GIF II FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES

By:	/s/ Paolo Picchioni Minark		/s/ Frederico S Q Pascowitch

	Name:	Paolo Picchioni Minark	Frederico S Q Pascowitch
	Title:	CPF: 051.575.478-11	CPF: 310.154.298-74

Address:
Gif Gestão de Investimentos e Participações Ltda.
Rua Dias Ferreira 190, 4 andar, Leblon
22431-050, Rio de Janeiro, RJ, Brasil
E-mail: cmeyn@gaveainvest.com.br
Attention: Christopher Meyn

with a copy to:

Gif Gestão de Investimentos e Participações Ltda.
Rua Dias Ferreira 190, 4 andar, Leblon
22431-050, Rio de Janeiro, RJ, Brasil
Attention: Luiz Henrique Fraga

[Shareholder Signature Page to Shareholders Agreement]

ZDBR LLC

By:	/s/ Michael Link
Name: Michael Link
Title: Treasurer

Address:

c/o Zweig-DiMenna Associates, Inc.
900 Third Avenue, 31st Floor
New York, NY 10022
Fax No.: (212) 451-1450
E-mail Address: KCannon@zweig-dimenna.com
Attention: Kevin Cannon

[Shareholder Signature Page to Shareholders Agreement]

KADON EMPREENDIMENTOS S.A.

By:	/s/ Lucianne Nigri
	Name:	Lucianne Nigri
	Title:	Attorney in fact

Address:

Rua Visconde de Ouro Preto n°5-11 andar
Botafogo - Rio de Janeiro, RJ Brasil
CEP: 22250-180
Fax No.: (55) (21) 3237-9129
E-mail Address:	eraldo@bozano.com.br lnigri@bozano.com.br

BOZANO HOLDINGS LTD.

By:	/s/ Lucianne Nigri
	Name:	Lucianne Nigri
	Title:	Officer

Address: Rua Visconde de Ouro Preto n°5-11 andar
Botafogo - Rio de Janeiro, RJ Brasil
CEP: 22250-180
Fax No.: (55) (21) 3237-9129
E-mail Address:	eraldo@bozano.com.br lnigri@bozano.com.br

[Shareholder Signature Page to Shareholders Agreement]

/s/ David Neeleman
DAVID NEELEMAN

Address:

Alameda Surubiju, n 2.010/2.050, parte,
Bloco A, Alphaville, Centro Industrial e
Empresarial, Barueri, SP
Fax No.: (5511) 4134-9890
Attention: David Neeleman

/s/ Gianfranco Zioni Beting
GIANFRANCO ZIONI BETING

Address:

Rua Eliseu Visconti
188 - Morumbi
Fax No.: (5511) 3758-9076
Attention: Gianfranco Zioni Beting

/s/ Regis da Silva Brito
REGIS DA SILVA BRITO

Address:

Rua Olinda Muller
1686 Taquara - RS
Fax No.: (51) 3541-5490
Attention: Regis Da Silva Brito

[Shareholder Signature Page to Shareholders Agreement]

SALEB II FOUNDER 1 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (11) 4134-9890
Attention: David Neeleman

SALEB II FOUNDER 2 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (11) 4134-9890
Attention: Gerald B. Lee

[Shareholder Signature Page to Shareholders Agreement]

SALEB II FOUNDER 3 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (11) 4134-9890
Attention: Thomas Eugene Kelly

SALEB II FOUNDER 4 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (206) 361-7290
Attention: Tom Anderson

[Shareholder Signature Page to Shareholders Agreement]

SALEB II FOUNDER 5 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (718) 709-3600
Attention: Carol Elizabeth Archer

SALEB II FOUNDER 6 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (801) 770-3090
Attention: Cindy England

[Shareholder Signature Page to Shareholders Agreement]

SALEB II FOUNDER 7 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (301) 279-9728
Attention: Robert Land

SALEB II FOUNDER 8 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (44) 1428-685965
Attention: Robert Milton

[Shareholder Signature Page to Shareholders Agreement]

SALEB II FOUNDER 9 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (801) 363-4968
Attention: Mark Neeleman

SALEB II FOUNDER 10 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (801) 990-3097
Attention: Marlon Ramirez

[Shareholder Signature Page to Shareholders Agreement]

SALEB II FOUNDER 11 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (11) 4134-9890
Attention: John Rodgerson

SALEB II FOUNDER 12 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (203) 966-2740
Attention: Maximilian Urbahn

[Shareholder Signature Page to Shareholders Agreement]

SALEB II FOUNDER 13 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (801) 365-0181
Attention: Joel Peterson

SALEB II FOUNDER 14 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (11) 4134-9890
Attention: Amir Nasruddin

[Shareholder Signature Page to Shareholders Agreement]

SALEB II FOUNDER 15 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (11) 4134-9890
Attention: Jason Ward

SALEB II FOUNDER 16 LLC

By:	/s/ John Rodgerson
	Name:	John Rodgerson
	Title:	Manager

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (11) 4134-9890
Attention: John Daly

[Shareholder Signature Page to Shareholders Agreement]

JJL BRAZIL, LLC

By:	/s/ illegible
Name:
Title:

Address:

2212 Fox Drive
Champaign, IL 61820
Fax No.: (217) 359-2956
E-mail Address:
Attention: Nic Mueth

[Shareholder Signature Page to Shareholders Agreement]

MORRIS AZUL, LLC

By:	/s/ June M. Morris
Name:
Title:

Address:

4277 Park Terrace Drive
Salt Lake City, UT 84124
Fax No.: (801) 273-7734
E-mail Address:
Attention:	June M. Morris
G. Mitchell Morris

[Shareholder Signature Page to Shareholders Agreement]

/s/ Miguel Dau
MIGUEL DAU

Address:

Corporation Trust Center
1209 Orange Street
Wilmington, New Castle
Delaware 19801
Fax No.: (11) 4134-9890
Attention: Miguel Dau

/s/ João Carlos Fernandes
JOÃO CARLOS FERNANDES

Address:

Alameda Rosas, 231
Norada das Flores
Aldeia da Serra, Santana do Parnaiba
São Paulo
Fax No.:
Attention: João Carlos Fernandes

[Shareholder Signature Page to Shareholders Agreement]

STAR SABIA LLC

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President & Secretary

Address:

c/o TPG Capital, L.P.
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Fax No.: (817) 871-4001
Attention: General Counsel

[Shareholder Signature Page to Shareholders Agreement]

/s/ Carolyn Trabuco
CAROLYN TRABUCO

Address:

Fax No.:
Attention: John Rodgerson

[Shareholder Signature Page to Shareholders Agreement]

/s/ Sergio Eraldo Sales Pinto
SERGIO ERALDO SALES PINTO

Address:
Rua Visconde de Ouro Preto n°5-11 andar
Botafogo - Rio de Janeiro, RJ Brasil
CEP: 22250-180
Fax No.: (55) (21) 3237-9129
E-mail Address: eraldo@bozano.com.br

[Shareholder Signature Page to Shareholders Agreement]

TRIP PARTICIPAÇÕES S.A.

By:	/s/ Renan Chieppe	By:	/s/ José Mario Caprioli dos Santos
Name: Renan Chieppe		Name: José Mario Caprioli dos Santos
Title: Officer		Title: Officer

Address:	Rodovia BR 262, Km 05, Campo Grande, CEP 29.145-901
Cidade de Cariacica, Estado do Espírito Santo, Brasil
E-mail Address: RicardoV@aguiabranca.com.br

TRIP INVESTIMENTOS LTDA.

By:	/s/ Renan Chieppe	By:	/s/ José Mario Caprioli dos Santos
Name: Renan Chieppe		Name: José Mario Caprioli dos Santos
Title: Officer		Title: Officer

Address:	Avenida Cambacicas, nº. 1200, Parque Imperador,
Condomínio Flex Buildings, Módulo 2, CEP 13097-104
Campinas, São Paulo, Brasil
E-mail Address: RicardoV@aguiabranca.com.br

RIO NOVO LOCAÇÕESLTDA.

By:	/s/ Nilton Carlos Chieppe	By:	/s/ Decio Luiz Chieppe
Name: Nilton Carlos Chieppe		Name: Decio Luiz Chieppe
Title: Officer		Title: Officer

Address:	Rodovia BR 262, Km 6,3, Sala 208, CEP 29.157-405
Cidade de Cariacica, Estado do Espírito Santo, Brasil
E-mail Address: RicardoV@aguiabranca.com.br

[Shareholder Signature Page to Shareholders Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

Reference is made to the Third Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) dated as of May [—], 2012 among Azul S.A., a Brazilian corporation (sociedade anônima) f/k/a Saleb II Participações S.A. (the “Company”), and each of the Company’s shareholders, as amended from time to time. Capitalized terms used but not defined herein have the meanings assigned to them in the Shareholders Agreement.

1. The undersigned hereby agrees to become a party to, and be bound by, the Shareholders Agreement as a[n] “[Existing][Minority] Shareholder.”

2. The undersigned represents and warrants as follows:

2.1 ORGANIZATION. If the undersigned is an entity, the undersigned is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite limited liability company (or other) power and authority, and has all Permits (as defined in the Subscription Agreement) required, to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted.

2.2 AUTHORIZATION, EXECUTION, ENFORCEABILITY AND NO CONFLICTS. If the undersigned is an entity, the undersigned has all requisite limited liability company (or other) power and authority to execute, deliver and perform its obligations under the this Joinder and the Shareholders Agreement and to consummate the transactions contemplated hereby and thereby. If the undersigned is an individual, the undersigned has all requisite capacity to execute, deliver and perform its obligations under this Joinder and the Shareholders Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the undersigned of this Joinder, and the performance by the undersigned of its obligations under this Joinder and the Shareholders Agreement, have been duly and validly authorized by all requisite action on the part of the undersigned and its member(s). This Joinder has been duly executed and delivered by the undersigned. This Joinder and the Shareholders Agreement constitute a valid and binding obligation of such Investor enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

2.3 NON-CONTRAVENTION. The execution and delivery by the undersigned of this Joinder, the performance by the undersigned of his or its obligations hereunder and under the Shareholders Agreement and the consummation by the undersigned of the transactions contemplated hereby and thereby do not and will not: (a) if the undersigned is an entity, violate any provision of the certificate of formation or limited liability company agreement (or comparable organizational documents with different names) of the undersigned; (b) require on the part of the undersigned any notice, registration or filing with, or any Permit, or other authorization of, or any

A-1

exemption by, any Governmental Authority (as defined in the Subscription Agreement); (c) in any material respect, result in a violation or breach of, constitute a default under, result in the acceleration of, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent, authorization, approval or waiver under, or result in any other adverse consequence under, any contract to which the undersigned is a party or by which the undersigned or any of his, her or its assets or properties is bound; (d) violate or breach the terms of or cause any default under any law applicable to the undersigned or any of his, her or its properties or assets; or (e) with the passage of time, the giving of notice or both, have any of the effects described in clauses (a) through (d) of this Section 2.3.

2.4 INVESTMENT REPRESENTATIONS.

(a) The undersigned is acquiring the Equity Securities for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or other applicable securities laws.

(b) The undersigned understands that (i) such Equity Securities have not been, and will not (except to the extent contemplated by the Registration Rights Agreement) be, registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) such Equity Securities must be held by the undersigned indefinitely unless a subsequent disposition thereof is registered under the Securities Act and other applicable securities laws or is exempt from registration.

(c) The undersigned further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the undersigned) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of securities only in limited amounts.

(d) The undersigned is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Company has made available to the undersigned or his, her or its representatives all agreements, documents, records and books that the undersigned has requested relating to an investment in the Company. The undersigned has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of the undersigned. The undersigned has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the risks and merits of this investment and is capable of losing his, her or its entire investment.

[TRANSFEREE]

By:
Name:
[Title:]

A-2

EXHIBIT B

FORM OF SPOUSAL CONSENT

Reference is made to the Third Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) dated as of May [—], 2012 among Azul S.A., a Brazilian corporation (sociedade anônima) f/k/a Saleb II Participações S.A. (the “Company”), and each of the Company’s shareholders, as amended from time to time. Capitalized terms used but not defined herein have the meanings assigned to them in the Shareholders Agreement.

The undersigned hereby agrees as follows:

1. I have read and hereby consent to and approve the Shareholders Agreement and the transactions contemplated thereby.

2. I agree to be bound by the provisions of the Shareholders Agreement insofar as I may have any rights thereunder or any rights in and to any of the Equity Securities including in each case rights under the community property or similar laws relating to marital property in effect in the state or other jurisdiction of my residence as of the date hereof.

Dated:

Name:

B-1